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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the use of our reserve report as of December 31, 2000 and to all references to our firm included in or made part of Mission Resources Corporation's Form S-4 to be filed with the Securities and Exchange Commission on or about July 26, 2001.



                                        /S/ RYDER SCOTT COMPANY, L.P.
                                        RYDER SCOTT COMPANY, L.P.



Houston, Texas
July 26, 2001